Exhibit 99.1

Raven Industries, Inc.
Grants of Stock Options and Restricted Stock Units Under Long-Term Incentive Plan for 2014

Executive Officer	Title	Stock Options	RSUs at Target Level
Daniel A. Rykhus	President and Chief Executive Officer	54,400	15,270
Thomas Iacarella	Vice President and CFO	15,000	4,200
Stephanie Herseth Sandlin	General Counsel and Vice President Corporate Development	18,200	5,110
Matthew T. Burkhart	Division VP and General Manager - Applied Technology Division	18,200	5,110
Lon E. Stroschein	Division VP and General Manager - Aerostar Division	14,400	4,050